DATED THIS 21st DAY OF February 2001

                                    BETWEEN
                      EVERBLOOM BIOTECHNOLOGY (CANADA) LTD
                                      AND
                    EVERBLOOM - RIDGE MUSHROOM JOINT VENTURE
                               LICENCE AGREEMENT

THIS AGREEMENT made as of the 21st day of February 2001 BETWEEN EVERBLOOM BIOTECHNOLOGY (CANADA) LTE), a corporation valid and existing under the laws of Province of Ontario and having its head office at 347 Bay Street, Suite 1002, Toronto, Ontario M5H 2R7 (hereinafter referred to. as..the "Licensor")/~ND EVERBLOOM - RIDGE MUSHROOM JOINT VENTURE, a corporation va~~~=iej-under the laws of Canada and having its registered office at 200 Park Royal, West Vancb-dver, British Colombia (hereinafter referred to as the "Licensee").

WHEREAS the Licensor has the exclusive North America rights to certain Proprietary Marks (as hereinafter defined) and the Know-how/Technology (as hereinafter defined);

AND WHEREAS the Licensee is desirous of obtaining, and the Licensor is desirous of granting to the Licensee, the right to use the Proprietary Marks and the right to sublicense Know-how/ Technology for the manufacturing, production, marketing and/or sale of the Products (as hereinafter defined) in the Territory (as hereinafter defined), upon the terms and subject to conditions as hereinafter set out;

NOW THEREFORE THIS AGREEMENT WlTNESSE'S that in consideration of the respective covenants and agreements of the parties contained herein, the sum of one dollar paid by each party hereto to each of the other parties hereto and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledge by each of the parties hereto) it is agreed as follows:

                                  ARTICLES ONE
                                  DEFINITIONS

1.1 Whenever used in this Agreement the following terms shall be deemed to have the following meanings unless the context otherwise requires:

"Business" shall mean the cultivation of Shiitake Mushroom including the production of Logs and Spawn as well as other exotic and medicinal mushrooms,

"Confidential Information" shall mean all information (whether written or verbal) in and relating to the Documentation, Know-how/Technology and all other inforrnationfurnished by the Licensor to the Licensee relating to the business and trade secrets of the Licensor, but shall exclude the following information:

     (i) information which is or becomes available to the public through no fault of the party receiving such information; and

     (ii) information which is subsequently received by any party from any third party.

"Documentation" shall mean all drawings, specification, manuals and any other applicable -media and documentation relating to the Know-how/Technology or its usage thereof including all materials useful for design (for example, logic manuals, flow charts and principles of operation) and machine-readable text or graphic files subject to display or printout, all advertising, promotional, commercial and publicity pamphlets, brochures, leaflets and other materials whatsoever relating to the Products.

"Improvements" shall mean future improvements relating to Know-how/Technology and Technical Information and Documentation.

"Know-how/Technology" shall mean all information and data including formulae Technology design specifications, techniques procedures, plans, discoveries and inventions (whether patented or not) as used at any time by the Licensor in growing, marketing and selling Shiitake Mushrooms including the production of Logs and Spawn as well as other exotic and medicinal mushrooms at their facilities in Singapore and by any other licensees wherever legally possible, which pertain to the use and exploitation of the Process or the cultivation or marketing and sale of Shiitake Mushrooms and other exotic mushrooms by means of the Process, together with any further information or data pertaining thereto as may be available with the Licensor.

"Logs" shall mean raw materials comprising pre~formulated materials such as chopped wood and/or sawdust and Nutrient Mix mixed with water in the proper ration according to the Licensor's Know-how/Technology.

"Materials" shall mean Logs, Spawn and Nutrient Mix.

"Nutrient Mix" shall mean the nutrients developed by the Licensor for the cultivation of Shiitake Mushrooms and production of Logs and Spawn as well as other exotic and medicinal mushrooms.

"Other Exotic Mushrooms" to the Process or any part thereof. shall mean other species of mushroom cultivated according

"Parties" shall mean the Licensor and Licensee.

"Plant" shall mean a facility in British Coloumbia designed and approved by the Licensor to produce fresh Shiitake Mushrooms or other exotic mushrooms, using the Technical Information, Documentation and Improvements provided by the Licensor hereunder. The land and investment for the Plant will be committed by the Licensee.

"Process" shall mean the process to produce fungi of the species Shiitake and other exotic mushrooms by the means described in USA Patent Nos. 4987698, 4542608 and 4833821 and Canada Patent Nos. 1207690 and 1288371.

"Proprietary Marks" shall mean the trade marks, trade names, Iogos, designs, symbols, emblems, insignia, fascia, slogans and other identifying marks~wl~ether or not registered or capable of registration now or at any time hereafter adopted by the Licensor for use in connection with any Product and/or the Know-how/Technology.

"Shiitake Mushrooms" shall mean the fungi of the species Shiitake cultivated according to the Process or any part thereof.

"Spawn" shall mean the spawn of the species Shiitake produced according to the Licensor's Know-how/Technology.

"Technical Information" shall mean the information, know-how, data, formulae, specifications, techniques, designs, procedures, plans, discoveries and inventions (whether patented or not) available with the Licensor and relating to the following, in so far as the same has been commercially tested and used and found to be successful, including (but not limited to):

     (i) design, engineering, fabrication, erection and installation of plant, machinery and equipment required for the production of Product and sources of supply thereof;

     (ii)production processes and methods, operating conditions, pollution and quality control and testing and product development in respect of Product;

     (iii)and nutrient mixes and all other materials and ingredients to be used in the production of the Product including instructions on the required quantities and characteristics thereof and their treatment in the production of Product as well as sources of supply thereof.

                                  ARTICLE TWO
                                GRANT OF LICENSE

2.1 Provision of Documentation. The Licensor hereby grants to the Licensee, and the Licensee hereby accepts a license to use, and the right to sublicense the Proprietary Marks, Know-how/ Technology and Documentation as well as all Improvements thereon for the cultivation, manufacturing, production, marketing and/or sale of the Products (the "Rights").

2.2 Territory. The Rights granted to the Licensee pursuant to this Agreement snail extend to British Colombia (hereinafter called the "Territory").

2.3 Cultivation, Marketing and Distribution. The Licensor acknowledges and agrees that the Licensee shall be using the Proprietary Marks, Know-how/Technology, Documentation and the Process to cultivate, market and distribute Shiitake Mushrooms and other exotic, edible and medicinal mushrooms throughout the Territory.

2.4 Sub-license. The Licensor hereby grants to the"Licensee the right to sub-license in the Territory any and all of the rights granted to the Licensee as set out in this Agreement to sub-licensees at the sole discretion of the Licensee, such sub-license agreements and the parties therein to be fully disclosed and communicated to the Licensor.

                                 ARTICLE THREE
                                 CONSIDERATION

3.1 License Fees. In consideration of the rights and license granted, and the duties and obligations of the Licensor as set out herein, the Licensee shall pay to the Licensor a technology fee of C$500,000 (Five Hundred Thousand Canadian Dollars) net of all taxes (including but not limited to withholding taxes), dues, charges and expenses, said fee to be satisfied by the issue of C$500,000 (Five Hundred Thousand Canadian Dollars) worth of stock.

3.2 Sub-license Fees. In further consideration of the fight granted by the Licensor to the Licensee as set out in Section 2.4 of this Agreement, the Licensee agrees to pay the Licensor an amount equal to 25% of all monies and all other considerations paid to and received by the Licensee from its sub-licensee(s) for the sub-license(s).

                                  ARTICLE FOUR
                 REPRESENTATIONS AND WARRANTIES OF THE LICENSOR

4.1 The Licensor represents and warrants to the Licensee that the Licensor has the exclusive North American license to the Proprietary Marks, Know-how/Technology, Documentation and Process including without limiting the generality of the foregoing all rights in and to the patents, trademarks and other intellectual property as set out in this Agreement and that the Licensor has the sole and exclusive right to authorize the use of such patents, trademarks and other intellectual property by the Licensee in accordance with the provisions of this Agreement.

                                  ARTICLE FIVE
                   COVENANTS OF THE LICENSOR AND THE LICENSEE

5.1 The Licensee covenants and agrees to do the following throughout the term of this Agreement:

(i) to operate and maintain proper accounting procedures in accordance with generally accepted accounting principles;

(ii) to keep at its registered office true and accurate records, accounts, books and data ("Business Records") which shall accurately reflect all particulars relating to the Business and shall submit to the Licensor such information and reports concerning the Business in such form as may be specified by the Licensor;

(iii)to submit quarterly Statement of Sales and Royalties Payable within 60 days after the end of each quarter;

(iv) to submit financial reports relating to the Business on a half-yearly basis, not later than days after the mid-year and year-end dates;

(v) to submit annual audited accounts of the Business within 180 days after the year end;

(vi) to preserve and keep all Business Records for a period as required by local tax laws;

The Licensee shall further ensure that each and every covenant referred to above will also be obtained from any and all sub-licensees and same shall be forwarded to the Licensor.

5.2 The Licensor covenants and agrees to do the following throughout the term of this Agreement:

(i) to furnish to the Licensee and its sub-licensees all" Know-how/Technology, Technical Information, Documentation and Improvements and render all assistance necessary to enable the Licensee and its sub-licensees to successfully establish the Plant and to produce and cultivate the Product;

(ii) without limiting the generality of the foregoing, the Licensor shall, from time to time, provide to the Licensee and its sub-licensees, complete and up-to-date Know-how/Technology, Technical Information, Documentation and Improvements as it becomes available;

(iii)to enable the Licensee and its sub-licensees to design, engineer, erect, install and commission the Plant and all machinery and equipment therein and to successfully produce, develop and sell the Product;

(iv) to enable the Licensee and its sub-licensees to procure suitable machinery, equipment and spares at reasonable prices and to fabricate and manufacture the same indigenously in The Territory;

(v) to enable the Licensor and its sub-licensees to procure in the international markets, alternative raw materials, consumables and other inputs necessary for production of Product at reasonable prices. All Technical Information and Documentation referred to above shall be furnished in English and shall be delivered to the Licensee within thirty
     (30) days of the Effective Date.

                                  ARTICLE SIX
                      TRAINING OF THE LICENSEE'S PERSONNEL

6.1 During the tenure of this Agreement, the Licensor shall train the Licensee's personnel at the Plant as well as at other suitable factories for the proper use and exploitation of Technical Information, Documentation and Improvements furnished hereunder and for development of new products and articles. For this purpose, the Licensor shall deploy, for a duration of not more than one month at anyone time, as and when necessary, sufficiently knowledgeable and experienced consultants to the Plant.

6.2 Any such consultants deployed by the Licensor shall, during their stay in the Territory, observe all rules and regulations that apply to Licensee's employees.

6.3 The personnel to be trained, the consultants to be deployed and the periods of such training, shall be as agreed by the parties from time to time.

6.4 All expenses incurred in connection with the training of the Licensee's personnel at the Plant and elsewhere shall be borne by the Licensee unless otherwise mutually agreed to by the parties.

6.5 The Licensee shall pay the Licensor a consultant's fee to be negotiated on an individual basis and shall meet the actual expense of the Licensor consultants deployed in the Territory, in respect of their travel, board and lodging; but no daily or other fees or remuneration will be paid to them.

                                 ARTICLE SEVEN
                              MANAGEMENT OF PLANT

7.1 During the tenure of this Agreement and on mutual agreement, the Licensor shall deploy its personnel in such numbers, not exceeding three (3) at anyone time, as are necessary to supervise, oversee and manage the operation of the Plant. as agreed by the Parties from time to time.

7.2 All costs and expenses incurred or accrued to the personnel shall be borne and paid by the Licensee. The costs and expenses shall include, but not limited to, remuneration, salary, board, lodging, travel, transportation and other reasonable amenities.

7.3 In addition to the deployment of the Licensor's technical personnel to assist in the operation of the Plant as may be agreed from time to time, the Licens(3r sh-'ail arrange for a senior consultant to visit the Plant to review production and technical issues with the Licensee's management once a year and such traveling, accommodation, meals and out-of-pocket expenses shall be borne by the Licensee.

                                 ARTICLE EIGHT
                             ROYALTIES AND PAYMENTS

8.1 As consideration for the continual transfer of the Know-how~Technology, the Licensee shall pay the Licensor a royalty equivalent to 5% of the ex-farm value of Shiitake Mushrooms and other exotic mushrooms produced utilizing the Know-how/Technology in the Territory by the Licensee or sub-licensee(s). Should product produced utilizing the Know-how/Technology in the Territory by the Licensee or sub-licensee(s) be sold between the Licensee and sub-licensee(s), the value to used for royalty determination shall be the greater.

8.2 Such royalties due under Clause 8.1 above shall be due immediately after the end of the quarter and payable within 60 days from that date without the need for a demand from the Licensor. Any late payment shall attract interest calculated at the rate of 1.0% per month from the due date.

8.3 Time will run from the date on which domestic production of sawdust and logs commences on a commercial basis.

8.4 Any improvements to the Know-howfTechnology shall be passed on to the Licensee and its sub- licensees without any further requirement of payments of fees or royalties.

                                  ARTICLE NINE
                             MARKETING OF PRODUCTS

9.1 The Licensor agrees to use their best endeavors to assist the Licensee to market the Products. Such sales shall be under the brand "EVERBLOOM" or such other names as shall be mutually agreed to by the parties.

9.2 As consideration thereof, the Licensee agrees to pay to the Licensor a commission of 10% on the sales attributed solely or partially to the Licensor.

9.3 Except with the written consent of the Licensor, the Licensee and its sub-licensees shall not export its products to territories where the Licensor already has a presence directly or indirectly.

                                  ARTICLE TEN
                SUPPLY OF RAW MATERIALS AND COMMERCIAL SERVICES

10.1 In the event that the Licensee requires any raw materials for the production and cultivation of the Product and makes a written request for the same, the Licensor shall supply the same at such prices and on such other terms as may mutually be agreed upon.

10.2 The Licensor will assist the Licensee in the sourcing/supply of machinery and consumables required to set up and operate the Plant, as and when called upon to do so by the Licensee. 10.3 The raw materials shall include the Nutrient Mix, which shall be supplied by the Licensor at a price to be agreed.

                                 ARTICLE ELEVEN
                               TERM OF AGREEMENT

11.1 Term of Agreement. This Agreement shall come into effect on its date of execution and shall continue in full force and effect for an indefinite period of time, unless terminated earlier in accordance with the terms set out below.

11.2 Termination of Agreement. The Licensor shall be entitled to terminate this Agreement where:

     (i) the Licensee breaches any of its covenants and obligations in this Agreement including without limiting the generality of the foregoing;

     (ii) if the Licensee fails to submit when due the Statement of Sales and Royalties Payable and financial reports which the Licensor is entitled to under this Agreement;

     (iii)if the Licensee fails to make payment of amounts due under this Agreement within 60 days when they fall due; and

     (iv) in the event that the Licensee is liquidated, dissolved or becomes insolvent or bankrupt or placed under judicial management or the control to receivers or trustees.

then the Licensor shall have the right to terminate this Agreement after giving the Licensee written notice setting out such default and sixty (60) days to rectify the default. If after sixty (60) days elapsed, the Licensee has failed to cure said default, this Agreement shall be terminated forthwith and the Licensee shall not be entitled to reimbursement of any fees paid by the Licensee at the date of termination.

     11.3 Injunction. The Licensor shall be entitled to an injunction to restrain the Licensee from engaging in any activities which constitute a breach of any of the provisions of this Agreement without limiting any other legal or equitable remedies available to the Licensor.

     11.4 The Licensee's Right Terminate. In the event that the Licensor shall breach any of its covenants and obligations in this Agreement or in the event that the Licensor is liquidated, dissolved or becomes insolvent or bankrupt or is placed under judicial management or the control to receivers or trustees, the Licensee shall have the right to terminate this Agreement after giving the Licensor written notice setting out such default and thirty (30) days to rectify the default If after thirty days have elapsed, the Licensor has failed to cure said default, this Agreement shall be terminated forthwith.

     11.5 Termination Not to Relieve Obligations of Parties. Any termination pursuant to this Agreement shall not relieve any party of any obligation or liability accrued hereunder prior to such termination or rescind or give rise to any right to rescind anything done by any party hereunder prior to the time such termination becomes effective and such termination shall not affect in any manner any rights of any party arising under this Agreement prior to such termination.

                                 ARTICLE TWELVE
                            GOVERNMENTAL APPROVALS

     12.1 The Parties hereto undertake to obtain from the respective Governments all approvals and authorizations necessary or required for the implementation of the provisions of this Agreement.

     12.2 Should approval or authorization from the respective Governments be subsequently withdrawn for any reason whatsoever, this Agreement shall automatically be terminated unless otherwise agreed between the Parties.

                                ARTICLE THIRTEEN
                                CONFIDENTIALITY

     13.1 Each party hereto undertakes to keep secret all information of a confidential or secret nature supplied by one party to the other pursuant to this Agreement and agrees not to disclose any of such information to the public or to any third party during the term of this Agreement and following the expiration thereof without the express prior consent in writing of the supplying party and each party in receipt of such information is to ensure that it discloses such information only to responsible employees and consultants whose duties are in furtherance of the objectives of this Agreement and which cannot be fulfilled without use by such Party of the information and where it is relevant to those duties and who are under binding obligations to keep secret such of the information as is necessarily disclosed to them.

                                ARTICLE FOURTEEN
                  RELATIONSHIP OF PARTIES AND INDEMNIFICATION

     14.1 It is hereby declared that the Licensee is an independent contractor and not an agent, legal representative, joint venturer, partner, employee or servant of the Licensor and is not empowered to act on the Licensor's behalf in any manner. The Licensee agrees that the Licensor is not in any way a fiduciary of the Licensee.

     14.2 The Licensee shall indemnify the Licensor, its officers, directors, employees, agents, affiliates, successors and assigns against:

          (i) any and all claims, damages, or liabilities based upon, arTsing out of, or in any way related to any negligence or act or omission by the Licensee or any of its agents, contractors, servants, employees or licensees, and any obligation of the Licensee incurred pursuant to any provision of this Agreement;

          (ii) any or all fees (including reasonable attorney's fees), costs and other expenses incurred or on behalf of the Licensor in the investigation, defence or prosecution of any and all claims.

                                ARTICLE FIFTEEN
                          GENERAL CONTRACT PROVISIIONS

15.1 Notices. All notices or other communication to the Licensor required by the terms of this Agreement shall be in writing and sent by registered mail, return receipt request, addressed to Everbloom Biotechnology (Canada) Ltd. at 347 Bay Street, Suite 1002, Toronto, Ontario M5H.

2R7, or such other address as the Licensee shall designate in writing, or by facsimile or to such -address confirmed by registered mail.

All notices or other communication to The Licensee contemplated by the terms of this Agreement shall be in writing and sent by registered mail, return receipt request, addressed to ----------------, or such other address as the Licensee shall designate in writing or by facsimile or to such address confirmed by registered mail.

If by registered mail, any notice shall be deemed to have been given when received, or if by facsimile, when the appropriate confirmation is received.

15.2 Assignment. The Licensee and its sub-licensees shy'ill not be entitled at any time to assign this Agreement or any part hereof except with the previous written consent of the Licensor such consent not to be unreasonably withheld.

15.3 Time of the Essence. Time shall be of the essence of this Agreement and of every part hereof and no extension or variation of this Agreement shall operate as a waiver of this provision.

15.4 Entire Agreement. This Agreement constitutes the entire Agreement between the Parties with respect to all of the matters herein and its execution has not been induced by, nor do any of the parties rely upon or regard as material, any representations or writings whatever not incorporated herein and made a part hereof and may not be amended or modified in any respect except by written instrument signed by the parties hereto. Any schedules referred to herein are incorloorated herein by reference and form part of the Agreement.

15.5 Additional Considerations. The parties shall sign such further and other documents, cause such meetings to be held, resolutions passed and by-laws enacted, exercise their vote and influence, do and perform and cause to be done and performed such further and other acts and things as may be necessary or desirable in order to give full effect to this agreement and every part thereof

15.6 Enurament. This Agreement shall enure to the benefit of and be binding upon the parties and their respective successors and assigns.

15.7 Waiver. No omission or delay on the part of any party in exercising its rights under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise by any party of any such right preclude the further or other exercise thereof or the exercise of any other right which it may have. Failure of either party to require performance by the other party of any provision hereof shall in no way affect the full right to require such performance at anytime thereafter. Nor shall the waiver by either party of a breach of any provision hereof be taken or held -to be a waiver of any succeeding breach of such provision or as a waiver of the provision itself

15.8 Severability. If any Article, Section or any portion of any Section of this Agreement is determined to be unenforceable or invalid for any reason whatsoever that unenferceability or invalidity shall not affect the enforceability or validity of the rem~ining portions of this Agreement and such unenforceable or invalid Article, Section or portion thereof shall be severed from the remainder of this Agreement.

15.9 Headings for Convenience Only. The division of this Agreement into articles and sections is for convenience of reference only and shall not affect the interpretation or construction of this Agreement.

15.10Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Parties agree to submit to courts.

15.11Gender.  In this  Agreement,  words  importing  the  singular  number shall include  the  plural and vice  versa,  and words  importing  the use of any gender shall include the masculine, feminine and neuter genders and the word "person" shall include an individual, a trust, a partnership, a body corporate, an association or other incorporated or unincorporated organization or entity.

15.12Calculation of Time. When calculating the period of time within which or following which any act is to be done or step taken pursuant to this Agreement, the date which is the reference date in calculating such period shall be excluded. If the last day of such period is not a Business Day, then the time period in question shall end on the first business day following such non-business day.

15.13Counterparts. This Agreement may be executed in several counterparts, each of which so executed shall be deemed to be an original and such counterparts together shall be but one and the same instrument.

IN WITNESS WHEREOF the parties have duly executed this Agreement as of the date and -year written above.

SIGNED by Dr Tan Kok Kheng ) for and on behalf of EVERBLOOM BIOTECHNOLOGY ) (CANADA) LTD in kA
SIGNED by
for and on behalf of EVERBLOOM - RIDGE MUSHROOM JOINT VENTURE in the presence of: